[Letterhead of KPMG Peat Marwick LLP]



                          ACCOUNTANT'S CONSENT


The Board of Directors
Telegroup, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus filed on July 9, 1997 contained in the registration statement (No. 333-05857) on Form S-1.

                                   KPMG PEAT MARWICK LLP


Lincoln, Nebraska
August 27, 1997